                                                                    EXHIBIT 99.1


                       REMINGTON PRODUCTS COMPANY, L.L.C.
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)

                                                                                         JUNE 30,       DECEMBER 31,   JUNE 30,
                                                                                           2003             2002         2002
                                                                                         ---------      ------------   ---------
                                                                                        (AS RESTATED, SEE NOTE 9)
ASSETS
Current assets:
  Cash and cash equivalents ......................................................       $  24,748        $  32,846     $   3,724
  Accounts receivable, less allowance for doubtful accounts of $4,556 at June
  2003, $4,552 at December 2002 and $4,550 at June 2002 ..........................          41,170           73,205        46,382
  Inventories ....................................................................          52,150           49,122        67,188
  Prepaid and other current assets ...............................................           6,044            3,484         4,584
                                                                                         ---------        ---------     ---------
         Total current assets ....................................................         124,112          158,657       121,878
Property, plant and equipment, net ...............................................          12,148           12,314        12,809
Goodwill .........................................................................          27,720           27,720        27,720
Intangibles, net .................................................................          24,165           24,399        24,630
Other assets .....................................................................          10,280           11,867        13,894
                                                                                         ---------        ---------     ---------
         Total assets ............................................................       $ 198,425        $ 234,957     $ 200,931
                                                                                         =========        =========     =========


LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Accounts payable ...............................................................       $  19,363        $  24,218     $  16,188
  Short-term borrowings ..........................................................              --            1,613         2,512
  Current portion of long-term debt ..............................................             241              314           295
  Accrued liabilities ............................................................          23,884           49,960        27,723
                                                                                         ---------        ---------     ---------
         Total current liabilities ...............................................          43,488           76,105        46,718
Long-term debt ...................................................................         180,228          185,163       200,303
Other liabilities ................................................................           3,448            3,443           852
Members'deficit:
  Members' deficit ...............................................................         (20,338)         (19,413)      (40,490)
  Accumulated other comprehensive loss ...........................................          (8,401)         (10,341)       (6,452)
                                                                                         ---------        ---------     ---------
         Total members' deficit ..................................................         (28,739)         (29,754)      (46,942)
                                                                                         ---------        ---------     ---------
         Total liabilities and members' deficit ..................................       $ 198,425        $ 234,957     $ 200,931
                                                                                         =========        =========     =========


            See notes to unaudited consolidated financial statements.

                       REMINGTON PRODUCTS COMPANY, L.L.C.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (unaudited, in thousands)


                                                            THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                  JUNE 30,                         JUNE 30,
                                                                  --------                         --------
                                                            2003            2002              2003            2002
                                                         ---------        ---------        ---------        ---------
Net sales ........................................       $  71,267        $  70,000        $ 119,003        $ 123,805
Cost of sales ....................................          39,804           41,742           66,198           74,089
                                                         ---------        ---------        ---------        ---------
Gross profit .....................................          31,463           28,258           52,805           49,716
Selling, general and administrative expenses .....          22,680           23,254           42,614           42,904
Amortization of intangibles ......................             117              119              234              236
                                                         ---------        ---------        ---------        ---------
Operating income .................................           8,666            4,885            9,957            6,576
Interest expense, net ............................           5,649            5,840           11,154           11,896
Other income .....................................            (428)            (578)            (966)            (671)
                                                         ---------        ---------        ---------        ---------
Income (loss) before income taxes ................           3,445             (377)            (231)          (4,649)
Provision (benefit) for income taxes .............             526             (139)             694             (345)
                                                         ---------        ---------        ---------        ---------
Net income (loss) ................................       $   2,919        $    (238)       $    (925)       $  (4,304)
                                                         =========        =========        =========        =========
Net loss applicable to common units ..............       $  (1,263)       $  (3,954)       $  (9,167)       $ (11,627)
                                                         =========        =========        =========        =========


            See notes to unaudited consolidated financial statements.

                       REMINGTON PRODUCTS COMPANY, L.L.C.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (unaudited, in thousands)

                                                                                                        SIX MONTHS ENDED
                                                                                                             JUNE 30,
                                                                                                        2003           2002
                                                                                                      --------        --------
Cash flows from operating activities:
  Net loss ....................................................................................       $   (925)       $ (4,304)
  Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
         Depreciation .........................................................................          1,490           1,365
         Amortization of intangibles ..........................................................            234             236
         Amortization of deferred financing fees ..............................................          1,253           1,028
         Other ................................................................................            746          (1,235)
                                                                                                      --------        --------
                                                                                                         2,798          (2,910)
  Changes in assets and liabilities:
         Accounts receivable ..................................................................         34,786          34,141
         Inventories ..........................................................................         (2,270)          9,700
         Accounts payable .....................................................................         (5,084)        (14,050)
         Accrued liabilities ..................................................................        (27,086)        (12,355)
         Other, net ...........................................................................         (3,834)         (2,762)
                                                                                                      --------        --------
           Net cash provided by (used in) operating activities ................................           (690)         11,764
                                                                                                      --------        --------
Cash flows from investing activities:
  Capital expenditures ........................................................................         (1,131)         (1,062)
                                                                                                      --------        --------
Cash flows from financing activities:
  Repayments under credit facilities ..........................................................         (7,301)        (23,099)
  Borrowings under credit facilities ..........................................................            351          12,037
  Other .......................................................................................             --            (223)
                                                                                                      --------        --------
           Net cash used in financing activities ..............................................         (6,950)        (11,285)
                                                                                                      --------        --------
           Effect of exchange rate changes on cash ............................................            673             220
                                                                                                      --------        --------
Decrease in cash ..............................................................................         (8,098)           (363)
Cash, beginning of period .....................................................................         32,846           4,087
                                                                                                      --------        --------
           Cash, end of period ................................................................       $ 24,748        $  3,724
                                                                                                      ========        ========

Supplemental cash flow information:
         Interest paid ........................................................................       $ 10,367        $ 11,076
         Income taxes paid, net ...............................................................       $     97        $    251


            See notes to unaudited consolidated financial statements.

                       REMINGTON PRODUCTS COMPANY, L.L.C.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

         The accompanying financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and according to accounting principles generally accepted in the United States of America, and reflect all adjustments, consisting only of normal recurring accruals, which in the opinion of management are necessary for a fair statement of the results of the interim periods presented. Results of interim periods may not be indicative of results to be expected for the entire year. These financial statements do not include all disclosures associated with annual financial statements and, accordingly, should be read in conjunction with the notes contained in the Company's audited consolidated financial statements included in its Form 10-K/A for the year ended December 31, 2002. Certain prior period amounts have been reclassified to conform with the current presentation.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results will differ from those estimates. Estimates are used for, but not limited to the establishment of the allowance for doubtful accounts, reserves for sales returns and allowances, reserves for obsolete inventories, product warranty costs, taxes and contingencies.

         Remington Capital Corp. is a wholly-owned subsidiary of Remington Products Company, L.L.C. and has no significant operations of its own.

(2) RECENT ACCOUNTING PRONOUNCEMENTS

         In August 2001, SFAS No. 143, Accounting for Asset Retirement Obligations, was issued. This statement establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. SFAS No. 143 was adopted by the Company on January 1, 2003.

         In June 2002, SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities was issued. This statement provides guidance on the recognition and measurement of liabilities associated with disposal activities. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002.

         In November 2002, FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN No. 45) was issued. FIN No. 45 elaborates on required disclosures by a guarantor in its financial statements about obligations under certain guarantees that it has issued and clarifies the need for a guarantor to recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure provisions of FIN No. 45 were effective for the Company at December 31, 2002, and its initial measurement and recognition provisions effective for guarantees entered into or modified after that date.

         In January 2003, FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN No. 46) was issued. FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after that date, and to all other interests in variable interest entities effective July 1, 2003.

         In April 2003, SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities was issued. SFAS No. 149 clarifies the definition of derivatives, expands the nature of exemptions from Statement 133, clarifies the application of hedge accounting when using certain instruments and modifies the cash flow presentation of derivative instruments that contain financing elements. This Statement is effective for all derivative transactions and hedging relationships entered into or modified after June 30, 2003.

         In May 2003, SFAS No. 150 Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity was issued. This statement established standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify as liabilities a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003.

         The adoption of the statements and interpretations listed above has not had, individually or collectively, a material impact on the Company's consolidated financial position, results of operations or cash flows.

(3) INVENTORIES

         Inventories were comprised of the following (in thousands):

                                                    JUNE 30,    DECEMBER 31,    JUNE 30,
                                                     2003           2002          2002
                                                    -------       -------       -------
Finished goods ..............................       $47,994       $46,552       $63,485
Work in process and raw materials ...........         4,156         2,570         3,703
                                                    -------       -------       -------
                                                    $52,150       $49,122       $67,188
                                                    =======       =======       =======


(4) GOODWILL AND OTHER INTANGIBLES

         The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002. In accordance with SFAS No. 142, beginning on January 1, 2002, the Company's goodwill and its tradenames, which have been deemed to have indefinite lives, are no longer being amortized and are subject to annual impairment tests. As of January 1, 2002 the Company performed the required transitional impairment tests of goodwill and tradenames and no transitional impairment was present. As of June 30, 2002 and 2003 the Company performed the required annual impairment tests of goodwill and tradenames and no impairment was present.

         Goodwill and other intangible assets were comprised of the following (in thousands):

                                                         JUNE 30,     DECEMBER 31,   JUNE 30,
                                                          2003           2002         2002
                                                         -------      ------------   -------
Amortized Intangible Assets:
  Patents carrying amount ........................       $ 4,670       $ 4,670       $ 4,670
Patents accumulated amortization .................         3,324         3,090         2,859
                                                         -------       -------       -------
  Patents, net ...................................       $ 1,346       $ 1,580       $ 1,811
                                                         =======       =======       =======


Unamortized Intangible Assets:
  Goodwill .......................................       $27,720       $27,720       $27,720
  Tradenames .....................................        22,819        22,819        22,819
                                                         -------       -------       -------
                                                         $50,539       $50,539       $50,539
                                                         =======       =======       =======

         Estimated amortization expense is $467 thousand for each of the three years in the period ending December 31, 2005, $179 thousand for the year ending December 31, 2006 and zero for each year thereafter.

(5) INCOME TAXES

         Federal income taxes on net earnings of the Company are payable directly by the members pursuant to the Internal Revenue Code. Accordingly, no provision has been made for Federal income taxes for the Company. The Company provides tax for certain state and local jurisdictions where it is required to do so. Furthermore, earnings of certain foreign operations are taxable under local statutes. In these foreign jurisdictions, deferred taxes on income are provided, if necessary, for temporary differences reflecting differences between the financial and tax basis of assets and liabilities. The Company also records valuation allowances against deferred tax assets where, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

(6) COMMITMENTS AND CONTINGENCIES

         Pursuant to agreements with certain former executives of the Company, such former executives' phantom stock awards were cancelled. However, the value of the vested portion of these awards as of the beginning of 2003, as determined by the Management Committee of the Company, will be paid to the former executives at the time an "event" occurs which would otherwise require generally payments under the Company's phantom equity program. The aggregate amount of such contingent payments is approximately $2.0 million.

         The Company is involved in legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, management believes that the outcome of each such proceeding or claim which is pending or known to be threatened, or all of them combined, would not have a material adverse effect on the Company's consolidated financial position or results of operations.

(7) COMPREHENSIVE INCOME

         Comprehensive income consists of the following (in thousands):

                                                                THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                    JUNE 30,                       JUNE 30,
                                                              ----------------------        ----------------------
                                                                2003          2002           2003            2002
                                                              -------        -------        -------        -------
 Net income (loss) ....................................       $ 2,919        $  (238)       $  (925)       $(4,304)
Other comprehensive income:
      Foreign currency translation adjustments ........         1,613            916          2,095            907
      Net unrealized hedging loss .....................        (1,342)        (1,448)          (155)        (1,177)
                                                              -------        -------        -------        -------
          Comprehensive income (loss) .................       $ 3,190        $  (770)       $ 1,015        $(4,574)
                                                              =======        =======        =======        =======

(8) BUSINESS SEGMENT AND GEOGRAPHICAL INFORMATION

         The Company distributes its products through its three operating segments, which are comprised of 1) the North America segment, which sells product primarily through mass-merchant retailers, department stores and drug store chains throughout the United States and Canada, 2) the International segment, which sells product to similar customers through an international network of subsidiaries and distributors and 3) the U.S. Service Stores segment, consisting of Company-owned and operated service stores located throughout the United States.

         Information by segment and geographical location is as follows (in thousands):

                                                     THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                           MARCH 31,                            JUNE 30,
                                                           ---------                            --------
                                                   2003               2002               2003                2002
                                                 ---------          ---------          ---------          ---------
Net Sales:
  North America ........................         $  44,715          $  46,042          $  69,301          $  76,642
  International ........................            20,753             16,705             38,842             33,484
  U.S. Service Stores ..................             5,799              7,253             10,860             13,679
                                                 ---------          ---------          ---------          ---------
Total ..................................         $  71,267          $  70,000          $ 119,003          $ 123,805
                                                 =========          =========          =========          =========

Operating income
  North America ........................         $   7,810          $   6,358          $   9,509          $   9,461
  International ........................             1,942               (518)             3,017               (797)
  U.S. Service Stores ..................              (193)              (145)              (845)              (487)
  Depreciation and amortization ........              (893)              (810)            (1,724)            (1,601)
                                                 ---------          ---------          ---------          ---------
Total ..................................         $   8,666          $   4,885          $   9,957          $   6,576
                                                 =========          =========          =========          =========



                                                                                 JUNE 30,       DECEMBER 31,     JUNE 30,
                                                                                   2003             2002          2002
                                                                                 --------        --------       --------
Segment Assets:
  North America.........................................................         $122,408        $137,112       $140,731
  International.........................................................           44,827          57,891         48,948
  U.S. Service Stores...................................................            6,442           7,108          7,528
  Cash and cash equivalents.............................................           24,748          32,846          3,724
                                                                                 --------        --------       --------
Total...................................................................         $198,425        $234,957       $200,931
                                                                                 ========        ========       ========

9. RESTATEMENT

         Subsequent to the issuance of its consolidated financial statements for the quarter ended June 30, 2003, the Company determined that an additional minimum liability should have been recorded at December 31, 2002 for the unfunded accumulated benefit obligation related to the Company's defined benefit pension plan in the United Kingdom as determined by an actuarial study performed as of December 31, 2002. Statement of Financial Accounting Standards No. 87, Employers' Accounting for Pensions, which defines an unfunded accumulated benefit obligation as the excess of a plan's accumulated benefit obligation over the fair value of its assets, requires recognition of an additional minimum liability if an unfunded accumulated benefit obligation exists and an asset has been recognized as prepaid pension cost. As a result, the Company's consolidated balance sheets at June 30, 2003 and December 31, 2002 have been restated from the amounts previously reported to recognize an additional minimum pension liability at June 30, 2003 and December 31, 2002.

The following table summarizes the effect of the restatement at June 30, 2003 and December 31, 2002:

                                                                                           AS PREVIOUSLY
                                                                                              REPORTED          AS RESTATED
                                                                                           -------------        -----------
At December 31, 2002:
  Other assets................................................................                $12,026            $11,867
  Total assets................................................................                235,116            234,957
  Other liabilities...........................................................                    839              3,443
  Accumulated other comprehensive loss........................................                (7,578)           (10,341)
  Total members' deficit......................................................               (26,991)           (29,754)
  Total liabilities and members' deficit......................................                235,116            234,957
At June 30, 2003:
  Other assets................................................................                $10,439            $10,280
  Total assets................................................................                198,584            198,425
  Other liabilities...........................................................                    844              3,448
  Accumulated other comprehensive loss........................................                (5,638)            (8,401)
  Total members' deficit......................................................               (25,976)           (28,739)
  Total liabilities and members' deficit......................................                198,584            198,425


         The restated amounts in the table above reflect the recognition at June 30, 2003 and December 31, 2002 of a minimum pension liability of $3,251 thousand, and a deferred tax asset of $488 thousand (net of a valuation allowance of $487 thousand) related to the benefits associated with such losses.